UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

Next 1 Interactive, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Amendment of the Certificate of Designation of the Series A Preferred Stock

On July 9, 2013, Next 1 Interactive, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Designations (the “Series A Amendment”) with the Nevada Secretary of State to amend and restate the Certificate of Designations of the Company’s Series A 10% Cumulative Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).

The Series A Amendment amends and restates the voting powers, designations, preferences, limitations restrictions and relative rights of the Series A Preferred Stock to clarify the conversion price and to grant to a holder of the Series A Preferred Stock the option to elect to convert all or any part of such holder's shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (“Series C Preferred Stock”), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock

The above description of the Series A Amendment does not purport to be complete and is qualified in its entirety by reference to the Series A Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Designations of the Series A 10% Cumulative Convertible Preferred Stock*

* Filed herewith

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: July 22, 2013	By:	/s/William Kerby
William Kerby
Chief Executive Officer